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                                                                       EXHIBIT 4

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

       The following instruments of Navistar International Corporation and its principal subsidiary International Truck and Engine Corporation, formerly Navistar International Transportation Corp., and its principal subsidiary
Navistar Financial Corporation defining the rights of security holders are incorporated herein by reference.

      4.1 Indenture, dated as of May 30, 1997, by and between Navistar Financial Corporation and The Fuji Bank and Trust Company, as Trustee, for 9% Senior Subordinated Notes due 2002 for $100,000,000. Filed on Registration No. 333-30167.

      4.2 $125,000,000 Credit Agreement dated as of November 26, 1997, as amended by Amendment No. 1 dated as of February 4, 1998, and as amended by Amendment No. 2 dated as of July 10, 1998, among Navistar International Corporation Mexico, S.A. de C.V., Navistar International Corporation, certain banks, certain Co-Arranger banks, Bank of Montreal, as Paying Agent, and Bancomer, S.A., Institucion de Banca Multiple, Grupo Financiero, as Peso Agent and Collateral Agent. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b) (4) (iii).

      4.3 Indenture, dated as of February 4, 1998, by and between Navistar International Corporation and Harris Trust and Savings Bank, as Trustee, for 7% Senior Notes due 2003 for $100,000,000. Filed on Registration No. 333-47063.

      4.4 Indenture, dated as of February 4, 1998, by and between Navistar International Corporation and Harris Trust and Savings Bank, as Trustee, for 8% Senior Subordinated Notes due 2008 for $250,000,000. Filed on Registration No. 333-47063.

      4.5 $45,000,000 Revolving Credit Agreement dated as of June 5, 1998 as amended by Amendment No. 1 dated as of January 1, 1999, and as amended by Amendment No. 2 dated as of April 9, 1999, as amended by Amendment No. 3 dated as of July 1999, among Arrendadora Financiera Navistar S.A. de C.V., Servicios Financieros Navistar S.A. de C.V. and Navistar Comercial S.A. de C.V. and The First National Bank of Chicago. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

      4.6 $200,000,000 Mexican Peso Revolving Credit Agreement dated as of October 20, 1998 as amended by Amendment No. 1 dated as of November 12, 1999, among Arrendadora Financiera Navistar S.A. de C.V., Servicios Financieros Navistar S.A. de C.V. and Navistar Comercial S.A. de C.V. and Comerica Bank. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

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       PAGE 2
                                                          EXHIBIT 4  (CONTINUED)

                       NAVISTAR INTERNATIONAL CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES
                       ----------------------------------
                INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                              INCLUDING INDENTURES

      4.7 $8,000,000 Mexican Peso Revolving Credit Agreement dated as of October 9, 1998 by and between Arrendadora Financiera Navistar S.A. de C.V. and Banco Bilbao Vizcaya. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

      4.8 $27,000,000 Mexican Peso Revolving Credit Agreement dated as of October 9, 1998 by and between Servicios Financieros Navistar S.A. de C.V. and Banco Bilbao Vizcaya. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

      4.9 Rights Agreement dated as of April 20, 1999 between Navistar International Corporation and Harris Trust and Savings Bank, as Rights Agent, including the form of Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock,
           Series A attached thereto as Exhibit A, and the form of Rights Certificate attached thereto as Exhibit B. Filed as Exhibit 1.1 to the company's Registration Statement on Form 8-A, dated April 20, 1999. Commission File No. 1-9618.

     4.10 $53,000,000 Revolving Credit Agreement dated as of July 9, 1999 as amended by Amendment No. 1 dated as of September 15, 1999, among Arrendadora Financiera Navistar S.A. de C.V., Servicios Financieros Navistar S.A. de C.V. and Navistar Comercial S.A. de C.V. and Banco Nacional de Mexico, S.A. de C.V. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

     4.11 $20,000,000 Credit Agreement dated as of August 10, 1999 by and between Arrendadora Financiera Navistar S.A. de C.V. and Bancomer. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).

     4.12 $200,000,000 Mexican Peso Revolving Credit Agreement dated as of August 10, 1999 by and between Servicios Financieros Navistar S.A. de C.V. and Bancomer. The Registrant agrees to furnish to the Commission upon request a copy of such agreement which it has elected not to file under the provisions of Regulation 601(b)(4)(iii).


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       Instruments   defining  the  rights  of  holders  of  other  unregistered long-term  debt of Navistar  and its  subsidiaries  have been  omitted from this exhibit index because the amount of debt authorized under any such instrument does not exceed 10% of the total assets of the Registrant and its consolidated subsidiaries. The Registrant agrees to furnish a copy of any such instrument to the Commission upon request.


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